UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENTS
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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LEXINGTON PRECISION CORPORATION

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION TABLE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND TRANSACTIONS
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
Appendix A (Audit Committee Charter)
Appendix B (Compensation Committee Charter)

LEXINGTON PRECISION CORPORATION
800 Third Avenue, 15th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2007
     Notice is hereby given that the Annual Meeting of Stockholders of LEXINGTON PRECISION CORPORATION (the “Company”) will be held at the offices of Nixon Peabody LLP, 437 Madison Avenue, 24th Floor, New York, New York, on Wednesday, May 30, 2007, at 10:30 A.M., for the purpose of considering and acting upon the following matters:
     1. The election of six directors by the holders of Common Stock and $8 Cumulative Convertible Preferred Stock, Series B, as set forth in the accompanying Proxy Statement;
     2. The ratification of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2007; and
     3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.
     The Board of Directors has fixed the close of business on April 9, 2007, as the record date for determining the stockholders of the Company entitled to receive notice of and to vote at the meeting and any adjournments thereof.
     PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
By Order of the Board of Directors,
Dennis J. Welhouse
Secretary
April 30, 2007
New York, New York

LEXINGTON PRECISION CORPORATION
800 Third Avenue, 15th Floor
New York, New York 10022

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2007
     This Proxy Statement is being mailed to stockholders on or about April 30, 2007, in connection with the solicitation by the Board of Directors of LEXINGTON PRECISION CORPORATION, a Delaware corporation (the “Company”), of proxies to be voted at the annual meeting of stockholders of the Company to be held on May 30, 2007 (the “Annual Meeting”). Accompanying this Proxy Statement are the Notice of Annual Meeting of Stockholders, a form of proxy for the meeting, and a copy of the Company’s Annual Report for the year ended December 31, 2006, which contains financial statements and related data.
     All proxies that are properly completed, signed, and returned to the Company in time will be voted in accordance with the instructions thereon. Proxies may be revoked prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. The cost of preparing and mailing the accompanying form of proxy and related materials and the cost of soliciting proxies will be borne by the Company. The Company has requested brokers, custodians, and other like parties to distribute proxy materials to the beneficial owners of shares and to solicit their proxies and will reimburse such persons for their services in doing so. Without additional compensation, officers and regular employees of the Company may solicit proxies personally or by telephone. The cost of additional solicitation incurred other than by use of the mails is estimated not to exceed $3,000.
     Only stockholders of record at the close of business on the record date, April 9, 2007, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the record date, there were outstanding 4,981,767 shares of the Company’s common stock, $0.25 par value (the “Common Stock”), and 3,300 shares of its $8 Cumulative Convertible Preferred Stock, Series B, $100 par value (the “Series B Preferred Stock”), each entitling the holder thereof to one vote. The holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock present in person or represented by proxy, voting together, will constitute a quorum for all matters before the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock and Series B Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, voting together, is required for the election of the six directors. All other matters require the affirmative vote of a majority of the shares of Common Stock and Series B Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.
     With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from the election of directors will be counted to determine the presence or absence of a quorum for the transaction of business at the Annual Meeting, but they have no legal effect under Delaware law and, consequently, will not affect the outcome of the voting on such proposal. With regard to other proposals, abstentions may be specified and will have the same effect as votes against the subject proposal at the Annual Meeting. Broker nonvotes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) are counted for purposes of determining a quorum for the transaction of business at the Annual Meeting but are not considered as votes for purposes of determining the outcome of voting on a proposal.
PROPOSAL 1 — ELECTION OF DIRECTORS
     The bylaws of the Company provide for the election of directors for one year terms. The holders of Common Stock and Series B Preferred Stock, voting together, will be asked to vote at the Annual Meeting for the election of six directors, each to serve until the annual meeting of stockholders to be held in 2008 and until his or her successor has been elected and qualified. Unless authority to vote for the election of a director is specifically withheld by appropriate designation on the face of the proxy, it is the intention of the persons named in the accompanying proxy to vote such proxy for the election of William B. Conner, Warren Delano, Kenneth I. Greenstein, Michael A. Lubin, Joseph A. Pardo, and Elizabeth H. Ruml as directors to be elected by the holders of Common Stock and Series B Preferred Stock, voting together, to serve until the annual meeting of stockholders to be held in 2008 and until their respective successors shall have been elected and qualified. Messrs. Conner, Delano, Greenstein, Lubin, and Pardo and Ms. Ruml are presently members of the Board of Directors. The proxies cannot be voted for a greater number of persons than six in respect of Proposal 1. Management has no reason to believe that the named nominees will be unable or unwilling to serve, if elected. However, in such case, it is intended that the individuals named in the accompanying proxy will vote for the election of such substituted nominees as the Board of Directors may recommend.
     Certain information concerning the nominees for election pursuant to Proposal 1 is set forth in the following table. The Board of Directors recommends that shareholders vote FOR the election of the named nominees.

		Principal Occupation, Business
Name	Age	Experience, and Directorships
William B. Conner	74	Private Investor. President and director of Conner Holding Company, a holding company for aviation companies, and Chairman of the Board of the subsidiaries thereof for more than five years. Director of the Company since 1981.

Warren Delano	56	President of the Company for more than five years. Partner of Lubin, Delano & Company, an investment banking and consulting firm, for more than five years. Director of the Company since 1985.

Kenneth I. Greenstein	77	Secretary of the Company from September 1979 to April 2004. Consultant for more than five years. Prior to becoming a consultant, stockholder of a professional corporation that was a partner in Nixon, Hargrave, Devans & Doyle LLP (now known as Nixon Peabody LLP), a law firm for more than five years. Director of the Company since 1978.

		Principal Occupation, Business
Name	Age	Experience, and Directorships
Michael A. Lubin	57	Chairman of the Board of the Company for more than five years. Partner of Lubin, Delano & Company, an investment banking and consulting firm, for more than five years. Director of the Company since 1985.

Joseph A. Pardo	73	Consultant for more than five years. Chairman of Phoenix Advisors, LLC for more than five years. Served as a financial consultant to a number of public and private companies, including as trustee of various creditor trusts in connection with reorganizations under chapter 11 of the federal bankruptcy code during the past five years. Served as Chairman of the Board of Brothers Gourmet Coffee Co. from October 2000 through March 2004 and Director of Weblink Wireless, Inc., a wireless communications company, from March 2001 through September 2002. Director of the Company since 2002.

Elizabeth H. Ruml	54	Retired for more than five years. Managing Director and Co-Head of the Group Market Risk Management function at Deutsche Bank from June 1999 through October 1999. Managing Director and Head of the Corporate Portfolio Management Group at Bankers Trust Company (now known as Deutsche Bank) from March 1998 through June 1999. Managing Director and Chief Credit Officer at Salomon Brothers from May 1993 through December 1997. Director of the Company since 2002.
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
     The Board of Directors met six times during 2006. Each director attended at least 75% of the meetings held by the Board of Directors and all meetings held by the Committees of the Board of Directors on which such person served.
     The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The members of those committees are as follows:

Name of Committee	Chairman	Other Member(s)
Audit Committee	Joseph A. Pardo	Kenneth I. Greenstein
Elizabeth H. Ruml

Compensation Committee	William B. Conner	Kenneth I. Greenstein
     The Audit Committee, which is comprised of three non-employee members of the Board of Directors, met four times during 2006. The primary purpose of the Audit Committee is to review the financial information provided to the Company’s stockholders and others, to oversee the system of internal financial controls, and to monitor the independent audit process. Its functions include recommending the independent auditors for appointment by the Board of Directors, consulting periodically with the Company’s independent auditors as to the nature, scope, and results of their audit of the accounts of the Company, reviewing the Company’s internal accounting controls and procedures, and such other related matters as the Audit Committee deems advisable. The Audit Committee Charter is attached as Appendix A to this Proxy Statement. A paper copy of the Audit Committee Charter may also be obtained upon written request to the President, Lexington Precision Corporation, 800 Third Avenue, 15th Floor, New York, NY 10022. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by the rules of the National Association of Securities Dealers. In addition, the Board of Directors has determined that Joseph A. Pardo is qualified to serve as the “audit committee financial expert” of the Company as defined in Item 401(h) of Securities and Exchange Commission’s Regulation S-K.
     The Compensation Committee, which is comprised of two non-employee members of the Board of Directors, met two times during 2006. The meetings were held at regularly scheduled Board meetings where other members of the Board could participate. When appropriate, executive officers whose compensation was being discussed excused themselves from the meetings. The functions of the Compensation Committee include reviewing salaries and cash bonus awards for the Company’s executive officers and existing or potential compensation plans for the executive officers and other eligible employees and making recommendations to the Board of Directors regarding such salaries, cash bonus awards, and compensation plans. Additionally, the Compensation Committee administers the Company’s 2005 Stock Award Plan. The Compensation Committee does not delegate its authority in this regard. The Compensation Committee Charter is attached as Appendix B to this Proxy Statement.
     The Board of Directors does not have a standing nominating committee, or formal policy regarding nominations by security holders. The Board of Directors has determined that it is not necessary to have a nominating committee or nomination policy because of the relatively small size of the Company and the Board of Directors. The Board of Directors considers recommendations for director nominees from directors and members of management. The Board of Directors is also willing to consider stockholder recommendations for director nominees that are properly received in accordance with all applicable rules and regulations, although no such recommendations have ever been received. The Board of Directors evaluates each prospective nominee on the basis of his or her qualifications. Each member of the Board of Directors as a whole, which fulfills the role of the nominating committee, is independent other than Messrs. Lubin and Delano.
     Each member of the Board of Directors receives an annual fee of $12,000. Each member of the Audit Committee receives an annual fee of $2,000. Directors receive $1,500 for each Board or Committee meeting attended in person as well as reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors receive $350 for each Board meeting attended by telephone and $750 for each Committee meeting attended by telephone. There were no other fees, stock options, stock appreciation rights, restricted stock, performance shares, performance units, non-equity incentive plan compensation, pension or nonqualified compensation earnings or other compensation were paid, awarded or granted to or exercised by directors for services rendered as members of the Board during 2006. The following table sets forth, for 2006, the fees earned by Directors of the Company other than Messrs. Delano and Lubin, whose fees are set forth in the section titled Executive Compensation.
DIRECTOR COMPENSATION TABLE

	Fees Earned or
Name	Paid in Cash ($)	Total ($)
William B. Conner	17,550	17,550
Kenneth I. Greenstein	21,800	21,800
Joseph A. Pardo	23,700	23,700
Elizabeth H. Ruml	23,700	23,700

     In view of the small size of the Board of Directors, as well as the infrequency with which shareholder communications are received, the Company does not have a formal process in place for its stockholders to communicate with its Board of Directors but is receptive to communications from its stockholders, which may be made by writing to Michael A. Lubin, Chairman of the Board, Lexington Precision Corporation, 800 Third Avenue, 15th Floor, New York, NY 10022 at any time prior to December 1, 2007, for the 2008 annual meeting of stockholders.
     For the past five years, all of the directors have attended each of the annual meetings of stockholders of the Company. The Company does not have a policy with regard to attendance by directors at annual meetings of stockholders of the Company.
     Each member of the Board of Directors, and each nominee for election as director, other than Mr. Lubin and Mr. Delano is independent, as defined in Rule 4200(a) of the listing standards of the National Association of Securities Dealers.
     Pursuant to the Company’s bylaws, the Company has agreed to indemnify its directors and executive officers to the fullest extent permitted by law.
EXECUTIVE OFFICERS
     The following table sets forth certain information concerning the executive officers of the Company.

Name	Position and Offices	Age
Michael A. Lubin	Chairman of the Board	57

Warren Delano	President and Director	56

Dennis J. Welhouse	Senior Vice President, Chief Financial Officer, and Secretary	58
     Mr. Lubin has been Chairman of the Board of the Company for more than five years. For more than five years, Mr. Lubin has been a partner of Lubin, Delano & Company, an investment banking and consulting firm.
     Mr. Delano has been President of the Company for more than five years. For more than five years, Mr. Delano has been a partner of Lubin, Delano & Company, an investment banking and consulting firm.
     Mr. Welhouse has been Senior Vice President and Chief Financial Officer of the Company for more than five years. Since 2004, Mr. Welhouse has also served as Secretary of the Company. Prior to April 2004, for more than five years, Mr. Welhouse was Assistant Secretary of the Company.
     Each of the Company’s executive officers serves at the pleasure of the Board of Directors.

     Code of Ethics
     The Company has adopted a Code of Ethics that applies to its co-principal executive officers and key financial and accounting personnel. A paper copy of the Code of Ethics may be obtained by written request to the President, Lexington Precision Corporation, 800 Third Avenue, 15th Floor, New York, NY 10022.
SECURITY OWNERSHIP
     The following table sets forth the beneficial ownership of the Company’s Common Stock, as of April 9, 2007, by (1) each director and director nominee, (2) each of the named executive officers, (3) all directors and executive officers as a group, and (4) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock. The business address of each officer, director, or stockholder listed below is c/o Lexington Precision Corporation, 800 Third Avenue, 15th Floor, New York, NY 10022. The persons named in the table have sole voting and dispositive power with respect to all shares of the Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, except as set forth in the notes to the table.

Name of Beneficial	Shares of Common Stock		Percent of
Owner	Beneficially Owned		Class Owned
Michael A. Lubin	1,693,528	(1)	33.5%
Warren Delano	1,396,597	(2)	28.0
William B. Conner	364,894	(3)	7.3
Dennis J. Welhouse	93,000		1.9
Joseph A. Pardo	36,205		*
Kenneth I. Greenstein	35,636	(4)	*
Elizabeth H. Ruml	—		—
Directors and executive officers as a group (7 persons)	3,527,688	(5)	70.1%

*	Less than 1 percent.

(1)	Includes (a) 70,000 shares and 840 warrants to purchase common stock (“Warrants”) owned by a limited liability corporation of which Mr. Lubin is the managing member, (b) 50,000 shares and 15,580 Warrants owned by individual retirement accounts of Mr. Lubin, (c) 89,062 shares and 3,110 Warrants owned by a retirement benefit plan of which Mr. Lubin and Mr. Delano are both beneficiaries, and (d) 22,510 Warrants owned jointly with Mr. Lubin’s wife. Also includes an aggregate of 7,230 Warrants that are owned by members of Mr. Lubin’s family, as to which Mr. Lubin shares dispositive power but has no voting power.

(2)	Includes (a) 110,750 shares owned by individual retirement accounts of Mr. Delano and (b) 89,062 shares and 3,110 Warrants owned by a retirement benefit plan of which Mr. Delano and Mr. Lubin are both beneficiaries.

(3)	Includes 238,194 shares owned by Conner Holding Company, a Nevada corporation, of which Mr. Conner is president, a director, and majority stockholder.

(4)	Includes 8,170 shares owned by a retirement benefit plan of which Mr. Greenstein is the sole beneficiary.

(5)	See footnotes 1 through 4, above. Total includes 89,062 shares and 3,110 Warrants owned by a retirement benefit plan of which Messrs. Delano and Lubin are beneficiaries that are reported in the shares beneficially owned by both Mr. Delano and Mr. Lubin. For purposes of the calculation of “Percent of Class Owned” for the directors and executive officers as a group, the 89,062 shares and 3,110 Warrants owned by Messrs. Delano and Lubin’s retirement benefit plan are included in the numerator and the denominator only once.
Equity Compensation Plan Information
     At the 2005 Annual Meeting the stockholders of the Company voted to adopt the Lexington Precision Corporation 2005 Stock Award Plan (the “Plan”). The Plan is administered by the Company’s Compensation Committee and permits the Compensation Committee to award to officers and other key employees of the Company stock options, stock appreciation rights, restricted stock, performance shares, or performance units. In January 2006, the Compensation Committee awarded 50,000 shares of Common Stock to an employee of the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require the Company’s officers and directors and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish to the Company copies of all such filings.
     Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its directors, officers, and beneficial owners complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2006.

EXECUTIVE COMPENSATION
     The following table summarizes, for the Company’s past three fiscal years, the compensation paid to each of the Company’s co-principal executive officers and to each of the Company’s other executive officers whose total annual salary and bonus exceeded $100,000.
SUMMARY COMPENSATION TABLE

Name and Principal				All Other
Position	Year	Salary ($)		Compensation ($)		Total ($)
Michael A. Lubin	2006	350,000	(1)	18,700	(2)	368,700
Chairman of the Board	2005	350,000	(1)	14,500	(2)	364,500
(co-principal executive officer)	2004	350,000	(1)	21,350	(2)	371,350

Warren Delano	2006	350,000	(1)	18,700	(2)	368,700
President and Director	2005	350,000	(1)	14,500	(2)	364,500
(co-principal executive officer)	2004	350,000	(1)	21,350	(2)	371,350

Dennis J. Welhouse	2006	159,867		5,090	(3)	164,957
Senior Vice President,	2005	158,000		4,715	(3)	162,715
Chief Financial Officer, and Secretary	2004	157,250		6,119	(3)	163,369

(1)	Represents compensation, paid indirectly to Messrs. Lubin and Delano through Lubin, Delano & Company, during each of 2006, 2005 and 2004 for services rendered as an executive officer of the Company. Lubin, Delano & Company is an investment banking and consulting firm of which Messrs. Lubin and Delano are the only partners. See “Compensation Discussion and Analysis,” “Compensation Committee Report on Executive Compensation” and “Certain Relationships and Transactions.”

(2)	Represents fees paid indirectly to Messrs. Lubin and Mr. Delano through Lubin, Delano & Company during each of 2006, 2005, and 2004 for serving as directors on the Company’s Board of Directors.

(3)	Includes (a) Company contributions of $4,152, $3,753, and $5,130, made to Mr. Welhouse’s account under the Company’s 401(k) Plan in 2006, 2005, and 2004, respectively, (b) insurance premiums of $938, $962, and $958 paid by the Company in 2006, 2005, and 2004, respectively, for term life insurance owned by Mr. Welhouse, and (c) imputed interest of $31 in 2004.
     No bonuses, stock options, stock appreciation rights, restricted stock, performance shares, performance units, non-equity incentive plan compensation, or pension or nonqualified compensation earnings were paid, awarded or granted to or exercised by any of the persons named in the summary compensation table above during 2006, 2005, or 2004. In each of 2004 and 2005, 5,000 shares of restricted stock that had been awarded in 2000 to Mr. Welhouse under the Company’s 1984 Restricted Stock Award Plan, vested.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Objectives, Philosophy, and Policy
     The Company’s compensation program is designed to motivate and reward the Company’s executive officers for attaining financial, operational, and strategic objectives that will contribute to the overall goal of enhancing stockholder value and promote the Company’s success in attracting, developing, and retaining key executives and management personnel critical to its long-term success. The Company believes that executive compensation should be based on objective measures of performance at the individual, divisional, and corporate levels, should be driven primarily by the long-term interests of the Company and its stockholders, and should be linked to the enhancement of stockholder value. In addition to reviewing compensation of executive officers, the Compensation Committee also considers recommendations from the co-chief executive officers regarding compensation for those employees reporting directly to them. The principal elements of the compensation plan include base salary and cash bonus awards.
Components of Executive Compensation
     The compensation program for executive officers consists of the following components:
     Base Salary. Base salary is paid by the Company to executive officers as a result of market practices and competitive factors. In determining the base pay levels for executive officers of the Company, the Compensation Committee considers the compensation paid by a group of industrial companies that are generally similar to the Company with respect to type of business, sales volume, cash flow, and market capitalization. The companies that make up the comparable group are subject to change as companies merge with, or are acquired by, other companies or because companies cease publishing compensation data for other reasons. Base pay levels, prior to taking into account other factors considered by the Compensation Committee, are at the mid-range of base pay levels for such group of companies. The base salaries of the Messrs. Delano and Lubin were last adjusted effective January 1, 2004. The increase in the compensation payable to Messrs. Delano and Lubin was made in order to adjust their compensation to a level that the Compensation Committee considered appropriate at that time and under the prevailing circumstances. Messrs. Delano and Lubin had previously been paid a base salary of $250,000 each, through Lubin, Delano & Company, since 1999. The base salary of Mr. Welhouse was last adjusted on June 1, 2006, to an annual salary level of $161,200. The increase in Mr. Welhouse’s compensation was also made to adjust his compensation to a level that the Compensation Committee considered appropriate at that time and under the prevailing circumstances. Prior to June 1, 2006, Mr. Welhouse’s annual base salary was $158,000. The Company’s most direct competitors are private companies that do not publicly disclose information regarding executive compensation, financial condition, or operating performance. The Company believes that the companies with which it compares itself for the purpose of determining executive compensation are not necessarily included in the indices used to compare stockholder returns that are contained elsewhere in this Proxy Statement. In determining the salary component of compensation packages for executive officers, the Compensation Committee also takes into consideration the recent performance of the individual and the Company, the experience of the individual, and the scope and complexity of the position. The Compensation Committee does not assign weights to these factors and does not consider any one factor more important than another. The 2006, 2005, and 2004 salaries of the named executive officers are shown in the “Salary” column of the summary compensation table in the section entitled “Executive Compensation” above. Salaries for executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on subjective evaluation of such factors as the individual’s level of responsibility and performance.

     Incentive Compensation Plan. In response to market practices and competitive factors, Company executive officers can qualify for incentive compensation. To provide incentives to increase profitability, the Company has an incentive compensation plan that provides for the payment of cash bonus awards to executive officers and other eligible employees of the Company. Bonus awards for eligible divisional employees are usually based upon the attainment of predetermined targets for earnings before interest, taxes, depreciation, and amortization (EBITDA) at each respective division. Bonus awards for executive officers and other eligible corporate employees are based upon the attainment of a predetermined consolidated EBITDA target. No bonuses were paid to Messrs. Delano, Lubin, and Welhouse in respect of 2006, 2005, or 2004. The Compensation Committee is responsible for the supervision of the incentive compensation plan.
     2005 Stock Award Plan. The Company also has an incentive stock plan (the “2005 Stock Award Plan”) that permits it to award nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares, or performance units to officers and key employees of the Company. These varying types of long-term incentives, each focusing on different elements of performance and retention, are intended to benefit shareholders by enabling the Company to better attract and retain talent in a marketplace where such incentives are prevalent. Stock options are intended to reward for increases in shareholder value. Restricted stock is intended to help to retain executive officers and other key employees in a challenging business environment and to reward for increases in stockholder value. Performance shares and performance units are intended to provide focus on transforming the Company and attaining growth in stockholder value over a multi-year period. In January 2006, the Compensation Committee awarded 50,000 restricted shares of Common Stock to an employee of the Company. No awards under the 2005 Stock Award Plan were granted to, exercised by, or held by any of the persons named in the summary compensation table above during 2006, 2005, or 2004.
     Compensation of Messrs. Delano, Lubin, and Welhouse. Messrs. Delano and Lubin are compensated indirectly by the Company through payments made to Lubin, Delano & Company, an investment banking and consulting firm of which they are the only partners. During 2006, the aggregate payments made to Lubin, Delano & Company for services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, totaled $700,000. The Company’s arrangements with Lubin, Delano & Company also provide for an incentive fee based upon the attainment of predetermined consolidated EBITDA targets and additional compensation, as mutually agreed upon, for services provided by Lubin, Delano & Company in connection with acquisitions, divestitures, financings, or other similar transactions involving the Company. Messrs. Delano and Lubin received no payments under the incentive compensation plan for 2006, 2005, or 2004 and no additional compensation for services provided in connection with acquisitions, divestitures, financings, or similar transactions during 2006, 2005, or 2004.
     During 2006, the aggregate payments made to Mr. Welhouse for services provided by him as Senior Vice President, Chief Financial Officer, and Secretary totaled $159,867. Mr. Welhouse received no payments under the incentive compensation plan for 2006, 2005, or 2004.
     The Company believes that the quality of executive leadership significantly affects long term performance and that it is in the best interest of the stockholders to compensate executive leadership fairly for achievements that meet or exceed the standards set by the Compensation Committee, so long as there is corresponding risk when performance falls short of such standards.
     The compensation paid for the combined services of Messrs. Delano, Lubin, and Welhouse in their respective roles as executive officers of the Company was agreed to after considering the responsibilities of such positions and the competitive marketplace for executive talent. The Company believes that the compensation paid to Lubin, Delano & Company during 2006 for the combined services of Messrs. Delano and Lubin as executive officers of the Company and to Mr. Welhouse during 2006 comports with the Compensation Committee’s subjective perception of the base compensation levels of executive officers in their respective positions employed by other industrial companies, both public and private.
Role of the Compensation Committee
     The Compensation Committee is comprised of two non-employee members of the Board of Directors. The Compensation Committee is responsible for reviewing salaries, cash bonus awards, and existing or potential compensation plans for the Company’s executive officers and other eligible employees and making recommendations to the Board of Directors regarding such salaries, cash bonus awards, and compensation plans. The membership of the Compensation Committee is determined by the Board.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee is composed entirely of independent directors. The members of the Compensation Committee consist of William B. Conner and Kenneth I. Greenstein.
     The Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures included in this proxy statement. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2006 fiscal year, and the Board has approved that recommendation.
COMPENSATION COMMITTEE
William B. Conner, Chairman
Kenneth I. Greenstein, Member
AUDIT COMMITTEE REPORT
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and performs the other duties and responsibilities set forth in the Audit Committee Charter. It is the responsibility of the Company’s independent auditors to perform an independent audit of and express an opinion on the Company’s financial statements. The Audit Committee’s responsibility is one of review and oversight. In fulfilling its oversight responsibilities:
(1)	The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements.

(2)	The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards, AU § 380.”

(3)	The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Ernst & Young LLP the independence of that firm as the Company’s auditors.

(4)	Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.
     In 2000, the Board of Directors adopted a written charter for the Audit Committee, which sets forth the operating practices and responsibilities of the Audit Committee. The Audit Committee Charter is attached as Appendix A to this Proxy Statement. Each of the Audit Committee members is independent, as defined in Rule 4200(a) of the listing standards of the National Association of Securities Dealers.
     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and, except insofar as Mr. Pardo has been designated as the “audit committee financial expert” of the Company, are not experts in the fields of accounting, auditing, or auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.
AUDIT COMMITTEE
Joseph A. Pardo, Chairman
Kenneth I. Greenstein, Member
Elizabeth H. Ruml, Member
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of the Company’s Compensation Committee are William B. Conner and Kenneth I. Greenstein. Neither Mr. Conner nor Mr. Greenstein has ever been an employee of the Company, and Mr. Conner, who is the Chairman of the Compensation Committee, has never been an officer of the Company. Mr. Greenstein served as Secretary of the Company from September 1979 to April 2004 although he received no compensation for acting in such capacity. Neither Mr. Conner, nor Mr. Greenstein is party to any interlock relationships as defined in applicable Securities and Exchange Commission rules.
CERTAIN RELATIONSHIPS AND TRANSACTIONS
     Warren Delano and Michael A. Lubin beneficially own 28.0% and 33.5%, respectively, of the Common Stock of the Company.
     Messrs. Delano and Lubin are compensated indirectly by the Company through payments made to Lubin, Delano & Company, an investment banking and consulting firm of which they are the only partners. During 2006, the aggregate payments made to Lubin, Delano & Company for services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, were $700,000. The Company’s arrangements with Lubin, Delano & Company also provide for an incentive fee based upon the attainment of predetermined consolidated EBITDA targets and additional compensation, as mutually agreed upon, for services provided by Lubin, Delano & Company in connection with acquisitions, divestitures, financings, or other similar transactions involving the Company. Messrs. Delano and Lubin received no payments under the incentive compensation plan for 2006 and no additional compensation for services provided in connection with acquisitions, divestitures, financings, or similar transactions during 2006.

     In addition to his ownership on Common Stock of the Company, Mr. Lubin and his family members own $346,666.67 aggregate principal amount of the Company’s 13% Junior Subordinated Notes, $7,011,000 aggregate principal amount of the Company’s 12% Senior Subordinated Notes, and 49,627 warrants to purchase Common Stock. The Lubin, Delano & Company Profit Sharing Plan & Trust, of which Messrs. Delano and Lubin are currently the sole beneficiaries, owns $761,000 principal amount of the 12% Senior Subordinated Notes and 3,110 warrants to purchase Common Stock. As of January 31, 2007, Mr. Lubin agreed to defer the payment of interest on the 13% Junior Subordinated Notes due on November 1, 2006, and February 1, May 1, and August 1, 2007, until February 1, 2008, and agreed to waive cross-defaults under the 13% Junior Subordinated Notes arising from cross-defaults under the Company’s other indebtedness for borrowed money.
     The Company’s principal executive offices at 800 Third Avenue, 15th Floor, New York, New York are leased by Lubin, Delano & Company for aggregate annual base rent of $109,000. Messrs. Delano and Lubin have guaranteed the obligations of Lubin, Delano & Company under the lease. The Company reimburses Lubin, Delano & Company for rent, utilities and other expenses relating to the lease and will reimburse Messrs. Delano and Lubin if any payments are made by them under their guaranties. Substantially all of the business conducted at those offices is the business of the Company.
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the accounts of the Company for the year ending December 31, 2007. Ernst & Young LLP has been employed by the Company as its independent auditor since the Company’s fiscal year ended May 31, 1989. Set forth below is a breakdown of the fees billed to the Company by Ernst & Young LLP for the twelve-month periods ended December 31, 2006 and 2005:

	2006		2005
Audit Fees	$327,000		$349,615
Tax Fees	24,000	(1)	26,875	(1)
All Other Fees	61,037	(2)	46,262	(3)

	$412,037		$422,752

(1)	Assistance with the preparation of federal and state income tax returns.

(2)	Includes fees for the audit of Lexington Rubber Group, Inc., a wholly-owned subsidiary of Lexington Precision Corporation ($38,000), and the audit of the Lexington Precision Corporation Retirement & Savings Plan ($12,000).

(3)	Includes fees for the audit of Lexington Rubber Group, Inc.($37,000), and the audit of the Lexington Precision Corporation Retirement & Savings Plan ($9,262).
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee adopted a pre-approval policy in 2003 pursuant to which the Audit Committee pre-approves each non-audit engagement or service performed by the Company’s independent auditor. Prior to pre-approving any such non-audit engagement or service, it is the Committee’s practice to first gather information regarding the engagement or requested service that explains the specific engagement or service and enables the Committee to make a well-reasoned assessment of the impact of the engagement or service on the auditor’s independence. In addition, the Audit Committee may authorize the executive officers of the Company to incur fees for non-audit services without the specific approval of the Committee, provided that the fees for such services do not exceed $15,000. As required by the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approved all non-audit engagements for services provided by our independent auditor after May 6, 2003.
     The bylaws of the Company do not require that the stockholders ratify the appointment of Ernst & Young LLP as our independent auditor; however, we are seeking ratification because we believe it is a matter of good corporate governance practice. It is intended that, unless any proxy is marked to the contrary, the shares represented by such proxy shall be voted for the ratification of such appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may nevertheless retain Ernst & Young LLP as the Company’s independent auditor. If the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.
     It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.
     The Board of Directors recommends that shareholders vote FOR such ratification.
STOCKHOLDER PROPOSALS
     Proposals by stockholders intended to be presented at the next annual meeting (to be held in 2008) must be received by the Secretary of the Company on or before December 1, 2007, in order to be included in the proxy statement and the proxy for that meeting. Proposals should be directed to the Secretary, Lexington Precision Corporation, 800 Third Avenue, 15th Floor, New York, NY 10022, and must comply with applicable requirements of the federal securities laws and the Company’s bylaws.
OTHER MATTERS
     Management does not know of any other matters that are likely to be brought before the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.
     Accompanying this Proxy Statement is a copy of the Company’s Annual Report, which includes financial statements and related data.
     According to the rules of the Securities and Exchange Commission, the information presented in this Proxy Statement under the captions “Audit Committee Report,” “Compensation Committee Report on Executive Compensation,” and “Stock Price Performance” will not be deemed to be “soliciting material” or filed with the Securities and Exchange Commission under the Securities Act of 1933 or the

Securities Exchange Act of 1934, and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.
By Order of the Board of Directors,
Dennis J. Welhouse
Secretary

Dated:	April 30, 2007 New York, New York

Appendix A (Audit Committee Charter)
LEXINGTON PRECISION CORPORATION
AUDIT COMMITTEE CHARTER
1.	The Committee. The Audit Committee is a committee of the Board of Directors of Lexington Precision Corporation.

2.	Purpose. The primary purpose of the Audit Committee is to review the financial information that will be provided to the stockholders and others, to oversee the system of internal financial controls, and to monitor the independent audit process.

3.	Membership. The membership of the Audit Committee will consist of at least two independent members of the Board of Directors as defined in Rule 4200 (a) of the National Association of Securities Dealers’ listing standards. The members of the Audit Committee and its chairman will be selected by the full Board of Directors.

4.	Communication. The Audit Committee is expected to facilitate communication between and among, the independent auditors, the management of the Company, and the Board of Directors.

5.	Qualifications of Members. Each member of the Audit Committee will be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee will have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

6.	Meetings. Members of the Audit Committee may participate in meetings by teleconference at which all participants can be heard at all times. The Audit Committee may ask members of management or others to attend Audit Committee meetings and provide pertinent information as necessary.

7.	Reporting. The Audit Committee will report on its activities to the Board of Directors and will make recommendations to the Board of Directors. The Audit Committee will submit a written report, to be included in the Company’s proxy statement.

8.	Selection of Independent Auditors. The Audit Committee will recommend to the Board of Directors the independent auditors to be nominated, approve the fees of the independent auditors, and review and approve the work of the independent auditors. The independent auditors will have ultimate accountability to the Company’s Board of Directors. If appropriate, the Audit Committee will recommend to the Board of Directors the replacement of the independent auditors.

9.	Confirmation of Independence of Auditors. The Audit Committee will confirm and assure the independence of the independent auditors, including a review of management consulting services provided by the independent auditors and related fees. The Audit Committee will cause the independent auditors to deliver, at least annually, a written statement delineating all relationships between the independent auditors and the Company. The Audit Committee will require that the statement satisfy applicable legal, regulatory, stock exchange, and accounting and auditing statements and requirements, including Independence Standards Board Standard No. 1. The Audit Committee will engage actively in communications with the independent auditors about any disclosed relationships or services that may affect the independent auditors’ objectivity and independence, and will take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

10.	Scope of Audit. The Audit Committee will, in consultation with the independent auditors, consider the audit scope and plan of the independent auditors and coordinate with the independent auditors an audit effort to assure adequate coverage, reduction of redundant efforts, and the effective use of audit resources. The Audit Committee will consider and review with management and the independent auditors any difficulties encountered in the course of the independent auditors’ audits, including any restrictions on the scope of the independent auditors’ work or access to required information, and any changes required in the planned scope of their audit plan.

11.	Annual Financials. The Audit Committee will review with management and the independent auditors, at the completion of the annual audit, the Company’s annual financial statements and related footnotes, the independent auditors’ audit of the financial statements and their report thereon, their letter to management, any significant changes required in the independent auditors’ audit plan, any difficulties or disputes with management encountered during the course of the audit, and any other matters related to the conduct of the audit that are to be communicated to the Audit Committee under generally accepted auditing standards.

12.	Quarterly Financials. The Audit Committee will ensure that the independent auditors shall have conducted, in compliance with applicable law, regulations of the Securities and Exchange Commission, stock exchange rules, and applicable professional standards and procedures, a pre-filing review of the Company’s quarterly financial statements included in the Company’s quarterly reports on Form 10-Q.

13.	Review of Other Matters. The Audit Committee will review with the independent auditors any matters that the independent auditors believe they are required to report to the Board of Directors pursuant to the Private Securities Litigation Reform Act of 1995. Furthermore, the Audit Committee will investigate any such matters and advise the Board of Directors of appropriate remedial action to be undertaken and thereafter confirm the completion of any such action. The Audit Committee will also discuss with the independent auditors any matters that are required to be discussed pursuant to “Statement on Auditing Standards No. 61.”

14.	Internal Controls. The Audit Committee will review with the independent auditors the adequacy of the Company’s internal controls and procedures, including computerized information system controls and security, as well as any related significant findings and recommendations of the independent auditors together with management’s responses thereto. Each year, the Audit Committee will review with management and the independent auditors the company’s internal auditing activities and any auditing services performed by the independent auditors.

15.	Analysis of Risk. The Audit Committee will inquire of management and the independent auditors about significant risks or exposures to which the Company is exposed and assess the steps management has taken to minimize such risks to the Company.

16.	Impact of Laws and Regulations. The Audit Committee will review, at its regular meetings, any legal and regulatory matters that may have a material impact on the financial statements.

17.	Review of Officers’ Expenses. If requested by the Board of Directors, the Audit Committee will review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets.

18.	Investigative Power. The Audit Committee will have the power to conduct or authorize reviews and investigations when carrying out its responsibilities. Investigations relating to the Company’s financial reporting and internal control, and audit processes may also be undertaken to ensure compliance by the Company with applicable state and federal laws, regulations of the Securities and Exchange Commission, rules of the National Association of Securities Dealers and any stock market exchange on which the Company’s stock trades. The Audit Committee will have unrestricted access to the Company’s personnel and documents and will be given the resources reasonably required to fulfill its responsibilities.

19.	Review of Charter. The Audit Committee will review and reassess its charter at least annually and obtain the approval of the Board of Directors for any changes to the charter. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

Appendix B (Compensation Committee Charter)
LEXINGTON PRECISION CORPORATION
CHARTER OF THE COMPENSATION COMMITTEE
1.	Purpose. The primary purpose of the Compensation Committee (the “Committee) of Lexington Precision Corporation (the “Company”) is to (a) review and recommend to the Company’s Board of Directors (the “Board”) the compensation for the Company’s chief executive officer (“CEO”) and chief operating officer (“COO”) and all of its executive officers, (b) administer the Company’s stock incentive plans, and (c) produce a report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

2.	Membership. The Committee shall be comprised of not less than two directors appointed by the Board. Each member of the Committee must satisfy the independence requirements contained in the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market, and must be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. The Board shall appoint one person to act as Chairperson of the Committee. The members of the Committee shall serve for a term of one year.

3.	Meetings. The Committee shall meet at least two times per year and as many other times as it deems necessary to fulfill its duties and responsibilities set forth in this Charter. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

4.	Authority. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants or advisors to advise the Committee. The Company shall provide funding, as determined by the Committee, for payment of compensation to any consultants or advisors retained by the Committee. The Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as it deems necessary or appropriate.

5.	Responsibilities. The Committee shall have the following duties and responsibilities:
a.	Review and recommend to the Board periodically the Company’s executive compensation program and strategy to assure that it (i) supports the Company’s financial, operational and strategic objectives, (ii) attracts, motivates and retains key executive officers, (iii) links executive compensation with the Company’s business objectives and performance to promote shareholder interest, and (iv) provides for appropriate and competitive rewards and incentives for the Company’s executive officers and other higher level employees.

b.	Review and recommend to the Board the Company’s overall compensation policy for all employees.

c.	Review and recommend to the Board corporate goals and objectives relevant to the compensation of the CEO and COO, evaluate the CEO’s and COO’s performances and recommend the CEO’s and COO’s compensation levels, including salaries, bonuses and grants of awards under the Company’s stock incentive plans and any other executive compensation plans, based on this evaluation.

d.	Review and recommend to the Board corporate goals and objectives relevant to compensation of the Company’s executive officers, other than the CEO and COO, evaluate the executive officers’ performances and review and approve their compensation levels, including salaries, bonuses and grants of awards under the Company’s stock incentive plans and any other executive compensation plans, based on this evaluation.

e.	Review and recommend to the Board employees to whom awards will be made under the Company’s stock incentive plans, determine the number of shares to be optioned or awarded, and the time, manner of exercise and other terms of the awards.

f.	Administer the Company’s stock incentive plans and any other executive compensation plans to the extent required by the terms of such plans.

g.	Annually produce the report on the Company’s executive compensation required under the SEC’s rules to be included in the Company’s annual proxy statement.

h.	In consultation with management of the Company, oversee the Company’s compliance with regulatory requirements relating to compensation of its officers and employees, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility and, as and when required, recommending performance goals and certifying the performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

i.	Review and recommend to the Board employment, severance, change-in-control, termination and retirement agreements and arrangements for all executive officers.

j.	Perform such other duties and responsibilities pertaining to the Company’s compensation matters as may be assigned to the Committee by the Board and/or the Chairman of the Board.
6.	Minutes. The Committee shall keep minutes of its proceedings that shall be signed by the person whom the Chairperson designates to act as secretary of the meeting. The minutes of the meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

7.	Performance Evaluation. The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities. The adequacy of this Charter shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

8.	Amendments. This Charter may be amended from time to time with the approval of a majority of the Board.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold
	01 — William B. Conner	☐	☐	02 — Warren Delano	☐	☐	03 — Kenneth I. Greenstein	☐	☐
	04 — Michael A. Lubin	☐	☐	05 — Joseph A. Pardo	☐	☐	06 — Elizabeth H. Ruml	☐	☐

		For	Against	Abstain
2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.	☐	☐	☐
Proxies may vote on such other matters as may properly come before the meeting and any adjournments thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Lexington Precision Corporation

800 Third Avenue, 15th Floor, New York, New York 10022
Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 30, 2007
The undersigned hereby appoints as Proxies, each of WARREN DELANO and DENNIS J. WELHOUSE, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of capital stock of Lexington Precision Corporation held of record by the undersigned on April 9, 2007, at the Annual Meeting of Stockholders to be held on May 30, 2007, and any adjournments thereof.
This proxy when properly executed will be voted as directed. You are encouraged to specify your choice by marking the appropriate boxes on the reverse side of this card, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal. The Proxies cannot vote your shares unless you sign and return this card.
Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States of America.